Exhibit 99.1

TMC and Allseas Achieve Historic Milestone: Nodules Collected from the Seafloor and Lifted to the Production Vessel Using 4 km Riser During Pilot Trials in the Clarion Clipperton Zone for First Time Since the 1970s

•	During a 60-minute pilot collection run across ~150 meters of the seafloor, ~14 tonnes of nodules were collected by the pilot collector vehicle, transported to the surface using a 4.3-km riser system and placed into the hold of the surface production vessel Hidden Gem

•	In the first such test in the Clarion Clipperton Zone (CCZ) since the 1970s, the pilot trials show that the Allseas-designed nodule collection system can withstand the pressures and temperatures of its deep-sea operating environment

•	Conducted in a small test area in NORI-D, the ongoing collection system trials and concurrent environmental impact monitoring campaign are part of the International Seabed Authority’s regulatory and permitting process and will provide critical environmental data to inform TMC subsidiary NORI’s application to the ISA for an exploitation contract

NEW YORK, October 12, 2022 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), an explorer of the world’s largest estimated undeveloped source of critical battery metals, today announced that it has successfully collected an initial batch of seafloor polymetallic nodules, and transported them up a 4km-long riser system to the surface, in what represents the first integrated system test conducted in the Clarion Clipperton Zone of the Pacific Ocean since the 1970s.

Having successfully completed at-sea construction of the riser system and its integration with the flexible jumper hose and pilot nodule collector vehicle, the dedicated team of 130 crew and engineers aboard the Hidden Gem commenced initial nodule collection runs, driving the pilot collector 147 meters in one hour on a pre-determined path and collecting 14 tonnes of nodules. From inside the collector nodules were channeled to the jumper hose and into the riser where they were lifted on compressed air in a 12-minute-trip from seafloor to the Hidden Gem, where the return water was discharged to the midwater column at depth. To date on the current campaign the collector vehicle has successfully been test-driven approximately 18.1km within NORI-D.

Meanwhile, aboard a dedicated 103-meter-long monitoring vessel, expert industry contractors and independent scientists from leading research institutions from around the world are conducting a complex monitoring program to assess the environmental impacts of the collector system trials using an array of over 50 subsea sensors and monitoring stations. The assets are designed to record any changes in the marine environment that may occur during testing of the collector system. The state-of the-art technology that TMC subsidiary NORI has applied to this monitoring effort includes over 20 strategically positioned sediment collection stations; acoustic moorings and landers to measure sound propagation; two Autonomous Underwater Vehicles (AUVs) conducting underwater mapping; two Remotely Operated Vehicles (ROVs) collecting water samples in the plume; optical backscatter and laser diffraction sensors to measure sediment particle settling velocity; trace metal samplers; seven fixed landers equipped with Acoustic Doppler Current Profilers (ADCPs) and conductivity, temperature, and depth (CTD) sensors. NORI expects the findings from the data being collected will be published in scientific literature next year.

Gerard Barron, CEO & Chairman of The Metals Company said: “With the first nodules making their way from seafloor to surface using an integrated pilot collection system, we find ourselves at a historic moment in the development of this industry. Once again, our strategic partner Allseas have shown why they’re the best in the business when it comes to pioneering offshore engineering and operations. This is just the beginning, and we look forward to sharing more news as the trials and impact monitoring continue this quarter.”

Upon completion of the trials, which require the coordination of 250 people across three vessels, the research teams will undertake post-collection surveys to compare the status of the environment before and after the test. The data collected, together with many terabytes of existing baseline data collected by NORI throughout 16 offshore campaigns, will form the basis of NORI’s application to the International Seabed Authority for an exploitation contract, which the Company expects to submit in the second half of 2023.

In September 2022, NORI announced that it received the ISA’s recommendation to commence its pilot nodule collection system trials in the CCZ after its review of the Collector Test Environmental Impact Statement (EIS) and Collector Test Environmental Monitoring and Management Plan (EMMP). While several ISA contractors including BGR and GSR have successfully conducted trials of prototype nodule collectors in recent years, NORI’s tests will mark the first time an integrated nodule collection system — including nodule riser — has been tested in the Clarion Clipperton Zone since the 1970s, when oil, gas, mining and industrial majors including Shell, BP, Rio Tinto (Kennecott), US Steel, INCO (Vale) and Sumitomo successfully conducted pilot test work, collecting over 1,500 tons of nodules.

In May 2022, TMC and Allseas announced successful trials of the nodule collector vehicle in deep-water in the Atlantic as well as harbor wet-test commissioning and shallow-water drive tests in the North Sea.

About The Metals Company

The Metals Company is an explorer of lower-impact battery metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for the clean energy transition with the least possible negative environmental and social impact and (2) accelerate the transition to a circular metal economy. The Company through its subsidiaries holds exploration and commercial rights to three polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of Nauru, Kiribati and the Kingdom of Tonga.

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Forward Looking Statements

Certain statements made in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The forward-looking statements contained in this press release include, without limitation, statements regarding the publication of data from monitoring of the pilot collection system testing in the CCZ, TMC’s pilot collection testing in the CCZ, and the timing and content of an application to the ISA for an exploitation contract as well as the design, use and accuracy of any technology developed by TMC and its partners, agents and/or service providers to support its operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside TMC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the successful and timely completion of the ongoing pilot testing of TMC’s collection system in the CCZ; regulatory uncertainties and the impact of government regulation and political instability on TMC’s resource activities; changes to any of the laws, rules, regulations or policies to which TMC is subject; the impact of extensive and costly environmental requirements on TMC’s operations; environmental liabilities; the impact of polymetallic nodule collection on biodiversity in the CCZ and recovery rates of impacted ecosystems; TMC’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that TMC may recover; risks associated with collection, development and processing polymetallic nodules; risks associated with TMC’s limited operating history; the impact of the COVID-19 pandemic; risks associated with TMC’s intellectual property and the validity, use and ownership of any new technology or intellectual property subsisting therein; TMC’s ability to raise additional funds; and other risks and uncertainties indicated from time to time in the Company’s Form 10-K, dated and filed with the U.S. Securities and Exchange Commission (SEC) on March 25, 2022 as well as the Company’s Form 10-Q filed with the SEC on August 15, 2022, including those under “Risk Factors” therein, and in TMC’s other future filings with the SEC. TMC cautions that the foregoing list of factors is not exclusive. TMC cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TMC does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.